UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 9, 2004

                         COMMISSION FILE NO.:  000-32885

                                    XA, INC.
                          -----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                                88-0471263
      ---------------------------           -------------------------------
     (STATE OR OTHER JURISDICTION          (IRS EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION)

         875 NORTH MICHIGAN AVENUE, SUITE 2626, CHICAGO, ILLINOIS 60611
                 -----------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (312) 397-9100
                                 --------------
                            (ISSUER TELEPHONE NUMBER)


                          THE EXPERIENTIAL AGENCY, INC.
                          ----------------------------
                                  (FORMER NAME)

ITEM 8.01 OTHER EVENTS.

XA, Inc., formerly The Experiential Agency, Inc. (the "Company") filed a Certificate of Amendment ("Amendment") to its Articles of Incorporation with the Secretary of State of Nevada, which became effective December 9, 2004, to affect a name change, increase its authorized shares, affect a reverse stock split, and reauthorize the par value of its common stock. The Amendment affected a name change of the Company to "XA, Inc.", increased the authorized shares of the Company to Two Hundred Million (200,000,000) shares of common stock, and authorized the issuance of Ten Million (10,000,000) shares of preferred stock.

As a result of a 1:20 reverse stock split affected in the Amendment, the Company now has Ten Million (10,000,000) shares of common stock and Five Hundred Thousand (500,000) shares of preferred stock authorized. The Amendment also re-authorized the par value of $.001 per share of the Company's common stock and re-authorized a par value of $.001 per share of the Company's preferred stock.

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Shares  of the preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The Amendment was approved at the Company's annual meeting ("Meeting") held December 3, 2004. The number of shares of the Company outstanding as of the record date of the Meeting was 65,971,084 and the number of shares entitled to vote at the Meeting was the same. The number of shares which voted to approve the Amendment was 42,284,636 shares, which represented a majority of the issued and outstanding shares of the Company.

As a result of the name change, the Company's common stock will trade under the new stock symbol "XAIN" beginning on December 9, 2004.

ITEM  9.1          FINANCIAL  STATEMENTS  AND  EXHIBITS

c)     Exhibits:

3.1     Certificate of Amendment to the Company's Articles of Incorporation

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XA, Inc.

December 9, 2004

/s/ Frank Goldstin
-------------------------
Frank Goldstin
Chief Executive Officer

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